UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2019
SEMGROUP CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 1500
Tulsa, OK 74136-4231
(Address of principal executive offices) (Zip Code)
(918) 524-8100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SEMG	New York Stock Exchange
Securities registered pursuant to Section 12(b) of the Act:
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On May 15, 2019, SemGroup Corporation (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders approved the SemGroup Corporation Equity Incentive Plan, as amended and restated (the “Restated Equity Incentive Plan”). The primary purpose for amending the plan was to increase the total number of shares of the Company’s Class A Common Stock (“Common Stock”) available for issuance under the current plan from 3,581,635 shares to 7,181,635 shares, an increase of 3,600,000 shares. The plan was also amended to extend the term of the plan to May 15, 2029 and make certain other immaterial or clarification changes to the plan. A more detailed description of the Restated Equity Incentive Plan is contained in the Company’s Proxy Statement for its Annual Meeting filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 12, 2019 (the “Proxy Statement”). The Restated Equity Incentive Plan is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference as though fully set forth herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Stockholders were asked to vote on four proposals at the Annual Meeting. A total of 79,531,367 shares of the Company’s Common Stock were entitled to vote as of March 29, 2019, the record date for the Annual Meeting (the “Record Date”). There were 77,284,492 shares of Common Stock present, in person or by proxy, at the Annual Meeting (or 97.2% of the outstanding shares of Common Stock). As of the Record Date, there were 350,000 shares of the Company’s Series A Cumulative Perpetual Convertible Preferred Stock (“Preferred Stock”) outstanding. Holders of shares of Preferred Stock were entitled to vote together with the holders of shares of Common Stock as a single class. Each holder of shares of Preferred Stock was entitled to a number of votes equal to the number of votes such holder would have had if all shares of Preferred Stock held by such holder had been converted into shares of Common Stock as of the Record Date. As of the Record Date, the outstanding shares of Preferred Stock were convertible into an aggregate of 11,518,608 shares of Common Stock and such amount represented an equal number of votes that holders of Preferred Stock were entitled to cast, in person or by proxy, at the Annual Meeting. Giving effect to the Preferred Stock on an as-converted basis, there were 11,518,608 shares of Preferred Stock present, in person or by proxy, at the Annual Meeting.

Set forth below are the matters acted upon the stockholders at the Annual Meeting, and the final results of each such proposal. Voting results below give effect to votes cast, in person or by proxy, by holders of Preferred Stock on an as-converted basis.

Proposal 1 - Election of Directors

The stockholders voted to elect seven directors to serve for a one-year term expiring at the annual meeting of stockholders in 2020 and until their successors are duly elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Ronald A. Ballschmiede	79,195,523	5,255,927	4,351,650
Sarah M. Barpoulis	83,186,187	1,265,263	4,351,650
Carlin G. Conner	83,178,603	1,272,847	4,351,650
Karl F. Kurz	79,209,157	5,242,293	4,351,650
James H. Lytal	83,133,442	1,318,008	4,351,650
William J. McAdam	79,213,110	5,238,340	4,351,650
Thomas R. McDaniel	83,163,637	1,287,813	4,351,650

Proposal 2 - Advisory Vote on Executive Compensation

The stockholders voted to approve, on an advisory and non-binding basis, named executive officer compensation. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
81,042,696	3,319,244	89,510	4,351,650

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2019. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
88,154,494	603,469	45,137	-0-

Proposal 4 - Approval of Amended and Restated Equity Incentive Plan

The stockholders voted to approve the Restated Equity Incentive Plan to increase the number of shares of the Common Stock available for issuance under the plan by 3,600,000 shares and make certain other changes to the terms of the plan as described in the Proxy Statement. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
82,201,150	2,217,766	32,534	4,351,650

Item 9.01.    Financial Statement and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

10
SemGroup Corporation Equity Incentive Plan, as amended and restated (filed as Annex A to the Proxy Statement of SemGroup Corporation for its 2019 Annual Meeting of Stockholders, filed with the Commission on April 12, 2019, and incorporated by reference to Annex A of the Proxy Statement).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: May 20, 2019
By: /s/ William H. Gault
William H. Gault
Secretary